Exhibit 99.1
UNIGENE AND NORDIC BIOSCIENCE ANNOUNCE PRELIMINARY SELECTION OF LEAD COMPOUND FOR TREATING TYPE 2 DIABETES

-Unigene and Nordic Bioscience to Advance Proprietary Peptide Through Phase 2 Proof-of-Concept Under Incorporated Swiss Entity Joint Development Vehicle-

-Composition of Matter Patent Issued Covering Lead Compound and its Use for the Treatment of Diabetes-

August 15, 2012 – Boonton, NJ and Copenhagen, Denmark – Unigene Laboratories, Inc. (OTCBB: UGNE) and Nordic Bioscience today announced, under the Companies’ established Joint Development Vehicle (JDV), the preliminary selection of its lead compound for the Type 2 diabetes indication.

Three (3) proprietary analogs developed by Unigene and licensed to the JDV have been extensively evaluated by Nordic Bioscience in different in vitro and in vivo assays.  Based on the studies to date, Unigene and Nordic have designated UGP302 as the initial lead compound for further study in the treatment of Type 2 diabetes.  The in vitro assays evaluated the potency of binding of the analogs to various relevant receptors, whereas the in vivo assays were designed to demonstrate the efficacy of the analogs in preclinical models of diabetes. In all of these studies, the analogs have demonstrated significantly greater potency than the natural parent peptide from which they were derived. Additional preclinical studies are currently ongoing to confirm this preliminary selection.

Morten Karsdal, Chief Executive Officer of Nordic Bioscience, said, “We are extremely pleased with the significant momentum we have already established in evaluating the three proprietary analogs together with Unigene and excited to be in the confirmatory stages for the final selection of the lead analog for the Type 2 diabetes indication.  We expect to confirm UGP302 as our lead molecule over the coming weeks.  We then look forward to continue to aggressively advance UGP302 by way of additional preclinical studies scheduled during the remainder of this year.”

Nozer Mehta, Unigene’s Vice President of R&D, stated, “We are thrilled with our collaboration with Nordic and very pleased with the results of these early preclinical studies.  We are especially impressed by the significantly enhanced potency of UGP302 as compared with that of the parent peptide.  Given our initial positive preclinical findings, we now look forward to the results from more advanced preclinical studies in the coming months.”

Additionally, as part of Unigene’s robust patent portfolio, a composition of matter patent has been granted by the United States Patent and Trademark Office (USPTO).  U.S. Patent Number 8,217,139 issued on July 10, 2012, provides intellectual property (IP) protection covering the structure of UGP302 and its use for the treatment of diabetes.  Unigene has also determined that UGP302 can be produced in high yields by the Company’s proprietary, patent-protected recombinant DNA expression technology.

In October 2011, Unigene and Nordic announced the signing of a Joint Development Agreement to progress up to three of Unigene’s internally developed proprietary metabolic peptide analogs through Phase 2 proof-of-concept in humans.  In exchange for 50% ownership interest in a corresponding joint development vehicle (JDV), Unigene has contributed $50,000 towards the incorporation of the JDV as a Swiss corporation and an exclusive royalty free license for up to three (3) proprietary analogs for development by the JDV for use in the treatment of Type 2 diabetes, osteoarthritis and osteoporosis. In addition to the license grant, Unigene is required under the agreement to supply the analogs selected for development by the JDV for preclinical studies and, thereafter, supply sufficient quantities of the selected lead analog for clinical trials. In exchange for a 50% ownership of the JDV, Nordic has contributed $950,000 towards the incorporation of the JDV as a Swiss corporation and is responsible for conducting and fully funding all preclinical, toxicology and clinical development through Phase 2 proof-of-concept for the Type 2 diabetes indication.

About Nordic Bioscience

Nordic Bioscience discovers and develops innovative medical treatments to help millions of people around the world suffering from serious, chronic, degenerative diseases such as osteoporosis and osteoarthritis, as well as metabolic disorders such as Type 2 diabetes.  Since its incorporation in 1989, Nordic Bioscience has strived to revolutionize the in vitro diagnostics field, allowing the company to discover and design innovative drug development programs, in part through highly focused drug repositioning by serological measurements. The in-house developed biomarker platform, a unique measure of protein fingerprints, positions Nordic Bioscience as the leading scientific company within biomarker development.

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform.  Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence.  Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to The advancement, if any, of UGP302, including the timing of further UGP302 preclinical studies during the remainder of this year and thereafter; the success of UGP302 preclinical studies; the selection of the definitive lead compound for type 2 diabetes, including whether UGP302 will be the lead compound and the timing of such selection; the outcome of results on additional UGP302 preclinical studies; and the timing or outcome of both Unigene‘s and Nordic Bioscience’s additional contributions to the joint development vehicle .with Nordic Bioscience.  These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

For Investors & Media:
Joshua Drumm, Ph.D. / Jason Rando
Tiberend Strategic Advisors, Inc.
(212) 827-0020
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Source:  Unigene Laboratories, Inc.